Exhibit 99.1

NEXMED TO REPORT THIRD QUARTER 2008 FINANCIAL
AND OPERATIONAL RESULTS

East Windsor, NJ, November 6, 2008 -- NexMed, Inc. (Nasdaq: NEXM), a developer of innovative products based on the NexACT® drug delivery technology, today announced that it will report financial and operational results for the third quarter ended September 30, 2008 on November 10, 2008. Recent highlights include:

•
On October 30, 2008, the Company received a $3.5 million contractual milestone payment for a Notice of Allowance for its NM100060 (anti-fungal) U.S. patent application. The $3.5 million increase to its September 30, 2008 cash balance of $1.4 million significantly strengthens the Company’s cash reserves, to a total current balance of approximately $4.4 million.

•	Confirmed regulatory path for Vitarosâdevelopment program.

NexMed management also confirmed that due to Nasdaq’s recent suspension of the bid price requirement for continued listing, the Company now has until July 13, 2009 to regain compliance.

Third Quarter Conference Call
NexMed will file its 10-Q for the quarter ended September 30, 2008 on November 10, 2008. The Company’s 2008 third quarter conference call is scheduled for Tuesday, November 11, 2008 at 10:00 a.m. EST. At that time, management will review 2008 third quarter financial results, as well as the status of its products in the pipeline. The call can be accessed in the U.S. by dialing 877-407-9205 and outside of the U.S. by dialing 201-689-8054 and asking the conference operator for the NexMed Conference Call. The teleconference replay is available for one week by dialing in the U.S. 877-660-6853 and outside of the U.S. by dialing 201-612-7415. Replay pass codes 286 and 300282 are both required for playback. The conference call will also be Webcast live at URL http://www.investorcalendar.com/IC/CEPage.asp?ID=135939. The Webcast replay will be available for three months.

About NexMed
NexMed, Inc. is leveraging its proprietary NexACT drug delivery technology to develop innovative topical pharmaceutical products that address unmet medical needs. For further information about NexMed, go to www.nexmed.com.

Statements under the Private Securities Litigation Reform Act: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, obtaining regulatory approval for its products under development, entering into partnering agreements, pursuing growth opportunities, and/or other factors, some of which are outside the control of the Company.

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Company Contact:	Investor Relations:
Mark Westgate, CFO	Paula Schwartz
NexMed, Inc.	Rx Communications Group, LLC
(609) 371-8123, ext: 159	(917) 322-2216
mwestgate@nexmed.com	pschwartz@rxir.com